UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 1, 2008

THERAGENICS CORPORATION®
(Exact name of Registrant as specified in its charter)

Delaware	000-15443	58-1528626
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5203 Bristol Industrial Way
Buford, Georgia 30518
(Address of principal executive offices / Zip Code)

(770) 271-0233
(Company’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 1.01.	Entry into a Material Definitive Agreement.

On July 1, 2008, Theragenics Corporation entered into a Fourth Amendment to its $40 million Credit Facility with Wachovia Bank.   The Fourth Amendment modifies the senior liabilities to tangible net worth financial covenant, and modifies certain definitions including “consolidated fixed charges” and “liquid assets”. The above description is a summary of the material terms of the Fourth Amendment.  This description is qualified by reference to the full text of the Fourth Amendment, which is filed as Exhibit 10.1 to this Form 8-K and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

Exhibit Number	Description

10.1
Fourth Amendment to Credit Agreement by and among Theragenics Corporation, CP Medical Corporation, Galt Medical Corp. and Wachovia Bank, National Association, successor by merger to SouthTrust Bank, dated July 1, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

THERAGENICS CORPORATION
(Registrant)

Dated: July 3, 2008	By:	/s/ M. Christine Jacobs
M. Christine Jacobs
Chief Executive Officer

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